Exhibit 99.1

For more information contact: Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Results for Second Quarter of Fiscal 2011
•	Record revenue, up 20% year-over-year
•	Revenue from mobile touchscreen applications more than doubles year-over-year to new high
•	Approximately 4% of total shares outstanding repurchased under stock buyback program
Santa Clara, CA — January 20, 2011 — Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for its second fiscal quarter ended December 31, 2010.
Net revenue for the second quarter of fiscal 2011 was a record $159.6 million, an increase of 20% compared with $133.3 million for the comparable quarter last year. Net income for the second quarter of fiscal 2011 was $17.7 million, or $0.50 per diluted share, compared with net income of $12.2 million, or $0.35 per diluted share, for the comparable quarter last year.
Non-GAAP net income for the second quarter of fiscal 2011 was $25.4 million, or $0.72 per diluted share, compared with non-GAAP net income of $21.7 million, or $0.62 per diluted share, for the second quarter of fiscal 2010. (See attached table for a reconciliation of GAAP to non-GAAP results.)
“We are very pleased with our overall performance in the first half of the year,” stated Russ Knittel, Interim President and CEO. “During the second quarter, revenue from the PC market was weaker than anticipated, reflecting continued softness in consumer notebook demand, while revenue from mobile touchscreen applications more than doubled year-over-year and reached the highest quarterly level to date. We have made strong progress on our key initiatives to expand our capabilities and to position ourselves to meet the growing and evolving market dynamics.”
Non-PC revenue of $88.6 million represented 55% of total revenue for the second quarter, an increase of 48% over the comparable quarter last year. Non-PC revenue consisted almost entirely of revenue from mobile phone applications, as the number of mobile phone models shipping with Synaptics’ touchscreen solutions continued to expand. PC revenue of $71.0 million decreased 4% from the comparable quarter last year and represented 45% of total revenue for the quarter.
Cash at December 31, 2010 totaled $216.4 million. Cash flow from operations for the quarter was $24.3 million. The Company used $40.2 million to buy back approximately 1.5 million shares of its common stock under its stock repurchase program.

Kathy Bayless, CFO, added, “Considering our backlog of approximately $92 million entering the March quarter, expected product mix, and customer forecasts, we anticipate revenue of $136 million to $146 million for the third fiscal quarter, representing an increase of 17% to 26% over the comparable quarter last year. Our outlook reflects strong year-over-year growth and seasonality in the March quarter.”
Earnings Call Information
The Synaptics second quarter fiscal 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 20, 2011, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-2068 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics (NASDAQ: SYNA) is a leading developer of human interface solutions for the mobile computing, communications, and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The company is headquartered in Santa Clara, Calif. www.synaptics.com.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, non cash interest charges, and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The Company presents net income excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges, non-cash interest charges, and unusual or non-recurring items. Net income excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue for the third quarter of fiscal 2011, including its anticipation of strong year-over-year growth and seasonality in the March quarter; and Synaptics’ assessment that it has made strong progress on its key initiatives to expand its capabilities and to position itself to meet the growing and evolving market dynamics. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, (d) the success of our customers’ products that utilize our product solutions, (e) the development and launch cycles of our customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of our product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2010. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$216,444	$209,858
Receivables, net of allowances of $709 and $500, respectively	125,643	101,509
Inventories	23,002	18,667
Prepaid expenses and other current assets	4,422	4,471

Total current assets	369,511	334,505

Property and equipment, net	27,470	25,821
Goodwill	1,927	1,927
Non-current auction rate securities	28,452	28,012
Other assets	26,528	24,414

Total assets	$453,888	$414,679

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$76,628	$65,618
Accrued compensation	11,928	11,330
Income taxes payable	6,984	10,061
Other accrued liabilities	23,734	18,962

Total current liabilities	119,274	105,971

Convertible senior subordinated notes	2,305	2,305
Other liabilities	21,555	19,892

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 45,910,212 and 44,891,834 shares issued, 33,587,719 and 34,020,521 shares outstanding, respectively	46	45
Additional paid in capital	375,159	347,764
Less: 12,322,493 and 10,871,313 treasury shares, respectively, at cost	(322,142)	(281,932)
Retained earnings	255,496	219,119
Accumulated other comprehensive income	2,195	1,515

Total stockholders’ equity	310,754	286,511

Total liabilities and stockholders’ equity	$453,888	$414,679

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net revenue	$159,581	$133,323	$312,766	$252,915
Cost of revenue (1)	94,543	79,492	184,900	150,762

Gross margin	65,038	53,831	127,866	102,153
Operating expenses
Research and development (1)	26,640	22,442	51,560	42,417
Selling, general, and administrative (1)	18,958	16,575	34,506	30,339

Total operating expenses	45,598	39,017	86,066	72,756

Operating income	19,440	14,814	41,800	29,397
Interest income	226	241	437	572
Interest expense	(5)	(968)	(9)	(2,391)
Impairment (loss)/recovery on investments, net	—	—	10	(443)

Income before income taxes	19,661	14,087	42,238	27,135
Provision for income taxes (2)	1,983	1,860	5,861	5,104

Net income	$17,678	$12,227	$36,377	$22,031

Net income per share:
Basic	$0.52	$0.36	$1.06	$0.65

Diluted	$0.50	$0.35	$1.02	$0.62

Shares used in computing net income per share:
Basic	33,954	33,611	34,181	33,976

Diluted	35,360	34,936	35,644	35,477

(1) Includes share-based compensation charges of:

Cost of revenue	$369	$815	$677	$1,263
Research and development	3,325	4,646	6,752	7,444
Selling, general, and administrative	5,757	6,635	9,928	10,437

	$9,451	$12,096	$17,357	$19,144

(2) Includes tax benefit for share-based compensation charges of:

	$2,716	$3,106	$5,079	$5,307

Non-GAAP net income per share:
Basic	$0.75	$0.65	$1.45	$1.15

Diluted	$0.72	$0.62	$1.39	$1.10

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Numerator:
Basic and diluted net income	$17,678	$12,227	$36,377	$22,031

Denominator:
Shares, basic	33,954	33,611	34,181	33,976
Effect of dilutive share-based awards	1,406	1,325	1,463	1,501

Shares, diluted	35,360	34,936	35,644	35,477

Net income per share:
Basic	$0.52	$0.36	$1.06	$0.65

Diluted	$0.50	$0.35	$1.02	$0.62

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$17,678	$12,227	$36,377	$22,031

Non-GAAP adjustments (net of tax):
Non-recurring CEO resignation costs	1,006	—	1,006	—
Net (gain)/loss on investments	—	—	(10)	443
Non-cash interest expense	—	483	—	1,192
Discrete tax items	—	—		1,445
Share-based compensation	6,735	8,990	12,278	13,837

Non-GAAP basic and diluted net income	$25,419	$21,700	$49,651	$38,948

Non-GAAP net income per share:
Basic	$0.75	$0.65	$1.45	$1.15

Diluted	$0.72	$0.62	$1.39	$1.10